UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 22, 2010

EnergyConnect Group, Inc.
(Exact name of Company as specified in its charter)

___________
(Commission File Number)

Oregon	93-0935149
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

901 Campisi Way, Suite 260
Campbell, CA 95008
(Address of principal executive offices, with zip code)

(408) 370-3311
(Company’s telephone number, including area code)
___________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 22, 2010, the Board of Directors of EnergyConnect Group, Inc. (the “Company”) adopted the following amendments to the Company’s Bylaws (the “Amendments”):

•
Section 1 of ARTICLE I previously provided that the Company’s annual meeting of the shareholders would be held on the first Tuesday in the month of June each year unless a different date was fixed by the Board – the Amendments deleted the fixed date concept so the Board or others entitled to call shareholders meetings must affirmatively set a meeting date in order for the annual meeting to be held.  In a related change, Section 2 was deleted in its entirety, which had previously specified that the CEO or Chairman could unilaterally call an annual shareholders meeting if it was not held within 60 days of the fixed date previously specified in Section 1.

•
Section 2 of ARTICLE I (previously Section 3) provided that special meetings of the shareholders could be called by the President, the Board of Directors or shareholders holding at least 10% of the outstanding shares – the Amendments deleted the ability of shareholders to call special meetings of the shareholders.

•
Section 3 of ARTICLE I (previously Section 4) provided that shareholder meetings would be held at the Company’s principal office if not designated by the Board – the Amendments deleted the default location so a location must be affirmatively specified by the Board or others entitled to call shareholder meetings.

•	Section 12(b) of ARTICLE I (previously Section 13(b)) provided that shareholders could act by written consent – the Amendments deleted this provision.

•	Section 5 of ARTICLE II previously provided at least 3 days notice of Board meetings – the Amendments changed this to 48 hours notice.

•	Section 8 of ARTICLE II – the Amendments added the ability of directors to act by written consent using electronic transmissions to evidence their consent.

•
Section 10 of ARTICLE II previously specified that any vacancy on the Board not filled by the directors shall be filled by election at an annual meeting of shareholders called for that purpose – the Amendments deleted this concept to clarify that vacancies on the Board need not be filled at an annual meeting of shareholders.

•
Section 14 of ARTICLE II previously provided that directors could be removed at a shareholders meeting – the Amendments clarify that director removal can only occur at a special shareholders meeting (which can only be called by the President and Board in light of the changes to Section 2 of ARTICLE I described above).

•	Section 8 of ARTICLE IV previously provided that the agenda for special shareholder meetings would be set by the person calling the meeting – the Amendments deleted this provision.

•	Section 14 of ARTICLE IV was amended to clarify that the Board need not specify the compensation of the Company’s officers.

•
A new Section 8 was added to ARTICLE V that provides that the director and officer indemnification rights provided in the Bylaws shall be contractual rights with each individual that cannot be repealed or amended with respect to such individual without their consent.

•
A new ARTICLE VIII was inserted and the previous ARTICLE VIII was moved down to become ARTICLE IX.  The new ARTICLE VIII provides for a staggered Board of Directors to be created by the Board prior to the Company’s next annual meeting of shareholders following the 2010 annual meeting.  The Board will be divided into 3 classes with as nearly equal numbers of directors in each as possible.  Only one class of directors will be elected at each annual meeting held after the 2010 annual meeting and the terms of the other directors will be extended until their class is up for election.  Conforming changes were made to Section 2 and Section 10(b) of ARTICLE II

The amended and restated Bylaws are attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Bylaws, as amended and restated on December 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2010	ENERGYCONNECT GROUP, INC.

	By:	/s/ Kevin R. Evans
	Name:	Kevin R. Evans
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws, as amended and restated on December 22, 2010.